Exhibit 99.4
SUMMIT MIDSTREAM CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
Background
The unaudited pro forma financial information included herein is intended to present the expected impact and scope of change of certain transactions, identified below, to the historical financial position and results of operations of Summit Midstream Corporation (the “Company”).
Corporate Reorganization. On August 1, 2024, following approval of the unitholders of Summit Midstream Partners, LP (the “Partnership”), the Partnership consummated a previously announced transaction that resulted in the Partnership becoming a wholly owned subsidiary of the Company (the “Corporate Reorganization”). The Corporate Reorganization was accounted for as a common-control transaction between the Partnership and the Company as a result of the Partnership’s unitholders controlling both the Partnership and the Company before and after the Corporate Reorganization. In the case of this common-control transaction, the historical financial statements of the Partnership became the historical financial statements of the Company, except for certain changes that conform the Partnership’s historical financial statements to a corporate entity.
As a result of the Corporate Reorganization, periods prior to August 1, 2024 reflect the Company as a limited partnership, not a corporation. References to common units for periods prior to the Corporate Reorganization refer to common units of the Partnership, and references to common stock for periods following the Corporate Reorganization refer to shares of common stock of the Company. The primary financial impacts of the Corporate Reorganization to the consolidated financial statements were (i) reclassification of the partnership capital accounts to equity accounts reflective of a corporation, (ii) an update of certain limited partner terms to synonymous corporate entity terms, and (iii) income tax effects. The Corporate Reorganization had no impact to historical revenues, expenses, assets, liabilities, or cash flows.
Divestitures. Summit Utica Sale. On March 22, 2024, the Company completed the disposition of Summit Utica, LLC (“Summit Utica”) to a subsidiary of MPLX LP for a cash sale price of $625.0 million, subject to customary post-closing adjustments (the “Utica Sale”). Summit Utica was the owner of (i) approximately 36% of the issued and outstanding equity interests in Ohio Gathering Company, L.L.C. (“OGC”), (ii) approximately 38% of the issued and outstanding equity interests in Ohio Condensate Company, L.L.C. (together with OGC, “Ohio Gathering”) and (iii) midstream assets located in the Utica Shale. Ohio Gathering was the owner of a natural gas gathering system and condensate stabilization facility located in Belmont and Monroe counties in the Utica Shale in southeastern Ohio.
Mountaineer Midstream System. On May 1, 2024, the Company completed the sale of Mountaineer Midstream Company, LLC (“Mountaineer Midstream”), to Antero Midstream LLC for a cash sale price of $70.0 million, subject to customary post-closing adjustments (the “Mountaineer Transaction”). Mountaineer Midstream was the owner of midstream assets located in the Marcellus Shale. Prior to closing the Mountaineer Transaction, the Company sold related compression assets located in the Marcellus Shale to a compression service provider for cash consideration of approximately $5 million in April 2024 (collectively with the Utica Sale and the Mountaineer Transaction, the “Divestitures”).
Refinancing Transactions. The Company completed a series of transactions in 2024 after the completion of the Divestitures to refinance the Company’s existing indebtedness, which included (i) the July 2024 issuance of $575.0 million aggregate principal amount of 8.625% senior secured second lien notes due 2029 (the “2029 Secured Notes”), (ii) the June 2024 redemption of $209.5 million of the 12.00% Unsecured Notes (the “2026 Unsecured Notes Redemption”), (iii) the July 2024 tender offer and redemption of $49.8 million of the Company’s 5.75% senior unsecured notes due 2025 (the “2025 Notes Redemption”) that was completed in August 2024, and (iv) the July 2024 tender offer and redemption of the Company’s 8.500% senior secured second lien notes due 2026 (the “2026 Secured Notes Tender Offer”) that resulted in the full payment and discharge of the 2026 Secured Notes by effecting a $649.8 million settlement in July 2024 and a $114.7 million settlement in October 2024 (collectively with the issuance of 2029 Secured Notes, the 2026 Unsecured Notes Redemption and the 2025 Notes Redemption, the “Refinancing Transactions”).
Tall Oak Acquisition. The board of directors of the Company unanimously approved the business contribution agreement (the “Business Combination Agreement”) with Tall Oak Midstream Holdings, LLC (“Tall Oak”) whereby Tall Oak agreed to contribute to the Company all of the issued and outstanding equity interests of Tall Oak Midstream Operating, LLC for total consideration equal to $425.0 million (the “Tall Oak Acquisition”). Total consideration consists of (i) a $155.0 million cash payment, (ii) cash earn-out payments of up to $25.0 million dependent upon performance of the business and (iii) the issuance of 7,471,008 million shares of Class B common stock of the Company and 7,471,008 common units representing limited partner interest of the Partnership, that are exchangeable into an equivalent quantity of the Company common stock on a 1:1 exchange ratio. On December 2, 2024, the Company consummated the transaction contemplated in the Business Combination Agreement.
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Unaudited Pro Forma Condensed Consolidated Financial Statements
The previously discussed Corporate Reorganization was accounted for as a common-control transaction between the Partnership and the Company as a result of the Partnership’s unitholders controlling both the Partnership and the Company before and after the Corporate Reorganization. As a result of the Corporate Reorganization, periods prior to August 1, 2024 reflect Summit Midstream as a limited partnership, not a corporation. References to common units for periods prior to the Corporate Reorganization refer to common units of the Partnership, and references to common stock for periods following the Corporate Reorganization refer to shares of common stock of the Company . The primary financial impacts of the Corporate Reorganization to the consolidated financial statements were (i) reclassification of the partnership capital accounts to equity accounts reflective of a corporation, (ii) an update of certain limited partner terms to synonymous corporate entity terms and (ii) income tax effects. The Corporate Reorganization had no impact to historical revenues, expenses, assets, liabilities, or cash flows.
To prepare the unaudited pro forma condensed consolidated balance sheet as of September 30, 2024, the Company’s September 30, 2024 balance sheet was used as the starting point and then adjusted for (i) the Refinancing Transactions and (ii) the Tall Oak Acquisition.
To prepare the unaudited pro forma condensed consolidated statement of operations for nine months ended September 30, 2024, the Company’s statement of operations for the nine months ended September 30, 2024 was used as the starting point and then adjusted to give effect to (i) the Divestitures, (ii) the Corporate Reorganization, (iii) the Refinancing Transactions and (iv) the Tall Oak Acquisition, as if they had occurred on January 1, 2023.
Similarly, to prepare the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2023, the Company’s statement of operations for the year ended December 31, 2023 was used as the starting point and then adjusted to give effect to (i) the Divestitures, (ii) the Corporate Reorganization, (iii) the Refinancing Transactions and (iv) the Tall Oak Acquisition, as if they had occurred on January 1, 2023.
The Company’s unaudited pro forma condensed consolidated financial statements should be read in conjunction with the financial statements and related notes appearing in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2023, and the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2024, as well as the financial statements and related notes appearing in the Tall Oak Midstream Operating, LLC and subsidiaries consolidated financial statements as of and for the years ended December 31, 2023 and December 31, 2022 and the interim financial statements as of September 30, 2024 and December 31, 2023 and for the nine month periods ended September 30, 2024 and September 30, 2023, included as exhibits in this current report on Form 8-K/A.
Use of Estimates
The unaudited pro forma condensed consolidated balance sheet and statements of operations included herein are for information purposes only and are not necessarily indicative of the results that might have occurred had (i) the Corporate Reorganization, (ii) the Refinancing Transactions (iii) the Divestitures and (iv) the Tall Oak Acquisition taken place on the respective dates assumed. Actual results may differ significantly from those reflected in the unaudited pro forma condensed consolidated financial statements for various reasons, including but not limited to, the differences between the assumptions used to prepare the unaudited pro forma condensed consolidated financial statements and actual results. The pro forma adjustments in the unaudited pro forma condensed consolidated balance sheet and the statements of operations included herein include the use of estimates and assumptions as described in the accompanying notes. The pro forma adjustments are based on information available to the Company at the time these unaudited pro forma condensed consolidated financial statements were prepared.
The Company believes its current estimates provide a reasonable basis for presenting the significant effects of (i) the Corporate Reorganization, (ii) the Refinancing Transactions, (iii) the Divestitures and (iv) the Tall Oak Acquisition. However, the estimates and assumptions are subject to change as additional information becomes available. The unaudited pro forma condensed consolidated financial statements include only those adjustments, as applicable, related to (i) the Corporate Reorganization, (ii) the Refinancing Transactions, (iii) the Divestitures and (iv) the Tall Oak Acquisition.

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SUMMIT MIDSTREAM CORPORATION AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
As of September 30, 2024

(In thousands)	Historical	Refinancing Transactions: Pro forma adjustments		Tall Oak historical financial statements		Tall Oak conforming and other transaction adjustments		Unaudited Pro forma Combined
ASSETS
Cash and cash equivalents	$17,842	$—		$3,093	(c)	$(3,093)	(e) (f) (i)	$17,842
Restricted cash	126,524	(119,648)	(a)	—		—		6,876
Accounts receivable	60,567	—		6,002	(c)	—		66,569
Other current assets	9,080	—		12,220	(c)	—		21,300
Total current assets	214,013	(119,648)		21,315		(3,093)		112,587
Property, plant and equipment, net	1,350,758	—		296,827	(c)	145,229	(e) (f)	1,792,814
Intangible assets, net	140,009	—		—		—		140,009
Investment in equity method investees	269,939	—		—		—		269,939
Other noncurrent assets	24,447	—		30,998	(c)	(17,400)	(e) (f)	38,045
TOTAL ASSETS	$1,999,166	$(119,648)		$349,140		$124,736		$2,353,394

LIABILITIES AND CAPITAL
Trade accounts payable	$12,932	$—		$1,776	(c)	$—		$14,708
Accrued expenses	29,645	—		238	(c)	2,710	(g)	32,593
Deferred revenue	9,470	—		10	(c)	—		9,480
Ad valorem taxes payable	7,229	—		1,383	(c)	—		8,612
Accrued compensation and employee benefits	7,173	—		—		—		7,173
Accrued interest	14,603	(4,989)	(b)	1,041	(c)	—		10,655
Accrued environmental remediation	1,409	—		—		—		1,409
Accrued settlement payable	6,715	—		—		—		6,715
Current portion of long-term debt	130,512	(114,219)	(a)	35,745	(c)	(35,745)	(e) (f) (i)	16,293
Other current liabilities	11,278	—		22,909	(c)	—		34,187
Total current liabilities	230,966	(119,208)		63,102		(33,035)		141,825
Deferred tax liabilities	115,552	—		—		(34,354)	(h)	81,198
Long-term debt, net	826,453	—		106,277	(c)	48,723	(e) (f) (i)	981,453
Noncurrent deferred revenue	26,176	—		81	(c)	—		26,257
Noncurrent accrued environmental remediation	989	—		—		—		989
Other noncurrent liabilities	16,136	—		438	(c)	21,000	(e) (f)	37,574
Total liabilities	1,216,272	(119,208)		169,898		2,334		1,269,296
Commitments and contingencies

Mezzanine Equity
Subsidiary Series A Preferred Units	131,410	—		—		—		131,410

Equity
Series A Preferred Units	—	—		—		—		—
Common limited partner capital	—	—		—		—		—
Series A Preferred Stock	106,819	—		—		—		106,819
Common stock, $0.01 par value	106	—		—		—		106
Additional paid in capital / Accumulated deficit	544,559	(440)	(d)	179,242	(c)	(303,819)	(g) (h)	419,542
Noncontrolling interest	—	—		—		426,221	(h)	426,221
Total Equity	651,484	(440)		179,242		122,402		952,688
TOTAL LIABILITIES AND EQUITY	$1,999,166	$(119,648)		$349,140		$124,736		$2,353,394
The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.
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SUMMIT MIDSTREAM CORPORATION AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
For the Nine Months Ended September 30, 2024

(In thousands, except per-common amounts)	Historical	Divestitures: Pro forma adjustments		Corporate Reorganization: Pro forma adjustments		Refinancing Transactions: Pro forma adjustments		Tall Oak historical financial statements		Tall Oak conforming and other transaction adjustments		Unaudited Pro forma Combined
Revenues:
Gathering services and related fees	$151,211	$(18,851)	(j)	$—		$—		$57,073	(o)	$—		$189,433
Natural gas, NGLs and condensate sales	145,294	—		—		—		18,335	(o)	—		163,629
Other revenues	26,096	—		—		—		—		—		26,096
Total revenues	322,601	(18,851)		—		—		75,408		—		379,158
Costs and expenses:
Cost of natural gas and NGLs	88,047	—		—		—		1,284	(o)	—		89,331
Operation and maintenance	72,925	(2,259)	(j)	—		—		18,362	(o)	—		89,028
General and administrative	41,368	(220)	(j)	—		—		13,053	(o)	—		54,201
Depreciation and amortization	75,324	(4,248)	(j)	—		—		17,091	(o)	4,357	(s)	92,524
Transaction costs	13,156	—		—		—		—		—		13,156
Acquisition integration costs	40	—		—		—		—		—		40
(Gain) loss on asset sales, net	1	—		—		—		(10)	(o)	—		(9)
Long-lived asset impairments	67,936	(67,916)	(l)	—		—		—		—		20
Total costs and expenses	358,797	(74,643)		—		—		49,780		4,357		338,291
Other income, net	2,784	—		—		—		229	(o)	—		3,013
Gain on interest rate swaps	936	—		—		—		—		—		936
Gain (loss) on sale of business	82,338	(82,338)	(k)	—		—		—		—		—
Gain on sale of equity method investment	126,261	(126,261)	(k)	—		—		—		—		—
Interest expense	(95,015)	—		—		36,648	(n)	(9,407)	(o)	(84)	(q)	(67,858)
Loss on early extinguishment of debt	(47,199)	—		—		47,199	(n)	—		—		—
Income (loss) before income taxes and equity method investment income	33,909	(152,807)		—		83,847		16,450		(4,441)		(23,042)
Income from equity method investees	19,828	(7,039)	(j)	—		—		—		—		12,789
Income before income taxes	53,737	(159,846)		—		83,847		16,450		(4,441)		(10,253)
Income tax benefit	(142,129)	—		149,341	(m)	—		—		(4,481)	(m)	2,731
Net income (loss)	(88,392)	(159,846)		149,341		83,847		16,450		(8,922)		(7,522)
Less: Net income attributable to Subsidiary Series A Preferred	(11,643)	—		—		—		—		—		(11,643)
Less: Net income attributable to noncontrolling interest	—	—		—		—		—		9,027	(r)	9,027
Net income (loss) available to Summit Midstream (Common and Preferred)	$(100,035)	$(159,846)		$149,341		$83,847		$16,450		$105		$(10,138)
Less: net income attributable to Series A Preferred	(9,926)	—		—		—		—		—		(9,926)
Net income (loss) per common:	$(109,961)	$(159,846)		$149,341		$83,847		$16,450		$105		$(20,064)

Common – basic	$(10.39)											$(1.90)
Common – diluted	$(10.39)											$(1.90)
Weighted-average limited partner units outstanding:
Common – basic	10,583											10,583
Common – diluted	10,583											10,583
The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.
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SUMMIT MIDSTREAM CORPORATION AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
For the Year Ended December 31, 2023

(In thousands, except per-common amounts)	Historical	Divestitures: Pro forma adjustments		Corporate Reorganization: Pro forma adjustments		Refinancing Transactions: Pro forma adjustments		Tall Oak historical financial statements		Tall Oak conforming and other transaction adjustments		Unaudited Pro forma Combined
Revenues:
Gathering services and related fees	$248,223	$(63,805)	(j)	$—		$—		$88,677	(o)	$—		$273,095
Natural gas, NGLs and condensate sales	179,254	—		—		—		27,768	(o)	—		207,022
Other revenues	31,426	—		—		—		—		—		31,426
Total revenues	458,903	(63,805)		—		—		116,445		—		511,543
Costs and expenses:
Cost of natural gas and NGLs	112,462	—		—		—		2,048	(o)	—		114,510
Operation and maintenance	100,741	(8,860)	(j)	—		—		35,672	(o)	—		127,553
General and administrative	42,135	(868)	(j)	—		—		15,394	(o)	—		56,661
Depreciation and amortization	122,764	(17,855)	(j)	—		—		22,897	(o)	5,809	(s)	133,615
Transaction costs	1,251	—		—		—		—		2,710	(p)	3,961
Acquisition integration costs	2,654	—		—		—		—		—		2,654
(Gain) loss on asset sales, net	(260)	7	(j)	—		—		49	(o)	—		(204)
Long-lived asset impairments	540	67,936	(l)	—		—		—		—		68,476
Total costs and expenses	382,287	40,360		—		—		76,060		8,519		507,226
Other income, net	865	—		—		—		401	(o)	—		1,266
Gain on interest rate swaps	1,830	—		—		—		—		—		1,830
Gain (loss) on sale of business	(47)	82,338	(k)	—		—		—		—		82,291
Gain on sale of equity method investment	—	126,261	(k)	—		—		—		—		126,261
Interest expense	(140,784)	—		—		62,725	(n)	(8,226)	(o)	(3,988)	(q)	(90,273)
Loss on early extinguishment of debt	(10,934)	—		—		(47,199)	(n)	—		—		(58,133)
Income (loss) before income taxes and equity method investment income	(72,454)	104,434		—		15,526		32,560		(12,507)		$67,559
Income from equity method investees	33,829	(22,922)	(j)	—		—		—		—		10,907
Income before income taxes	(38,625)	81,512		—		15,526		32,560		(12,507)		$78,466
Income tax benefit (expense)	(322)	—		(162,612)	(m)	—		—		2,545	(m)	(160,389)
Net income (loss)	(38,947)	81,512		(162,612)		15,526		32,560		(9,962)		(81,923)
Less: Net income attributable to Subsidiary Series A Preferred	(12,581)	—		—		—		—		—		(12,581)
Less: Net income attributable to noncontrolling interest	—	—		—		—		—		(27,161)	(r)	(27,161)
Net income available to Summit Midstream (Common and Preferred)	$(51,528)	$81,512		$(162,612)		$15,526		$32,560		$(37,123)		$(121,665)
Less: net income attributable to Series A Preferred	(11,566)	—		—		—		—		—		(11,566)
Net income (loss) per common:	$(63,094)	$81,512		$(162,612)		$15,526		$32,560		$(37,123)		$(133,231)

Common – basic	$(6.11)											$(12.89)
Common – diluted	$(6.11)											$(12.89)
Weighted-average limited partner units outstanding:
Common – basic	10,334											10,334
Common – diluted	10,334											10,334
The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.
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SUMMIT MIDSTREAM CORPORATION AND SUBSIDIARIES
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
BASIS OF PRESENTATION AND PRO FORMA ADJUSTMENTS
The unaudited pro forma condensed consolidated statements reflect the following adjustments:
Balance Sheet
The September 30, 2024 unaudited pro forma condensed consolidated balance sheet gives effect to the pro forma adjustments necessary to reflect (i) the Refinancing Transactions and (ii) the Tall Oak Acquisition, as if they had occurred on September 30, 2024. The unaudited pro forma condensed consolidated financial statements do not give effect to the potential impact of any anticipated synergies, operating efficiencies, or cost savings that may result from the transactions or of any integration costs.
“Historical” - represents the historical unaudited consolidated balance sheet of the Company as of September 30, 2024. Because the Corporate Reorganization occurred prior to the preparation of the September 30, 2024 balance sheet, no adjustments are needed to reflect the effects of the Corporate Reorganization.
(a) Restricted cash adjustments include (i) the 2026 Secured Notes Tender Offer and redemption of $114.7 million of principal amount of 2026 Secured Notes and (ii) the payment of $4.9 million of accrued interest.
(b) To remove accrued interest as of September 30, 2024 in connection with the 2026 Secured Notes Tender Offer.
(c) Represents the historical unaudited consolidated balance sheet of Tall Oak as of September 30, 2024.
(d) To recognize the effect of the write-off of $0.4 million million of capitalized debt issuance costs related to the 2026 Secured Notes Tender Offer.
(e) The preliminary consideration for the Tall Oak Acquisition is $425.0 million, which is subject to customary closing adjustment and based on the following:

(Amounts in thousands, except share price data and number of shares to be issued)
Equity Consideration	$270,000
Cash Consideration	155,000
Total preliminary consideration paid at closing	$425,000
Estimated per share fair value of equity consideration	$36.14
Number of shares to be issued in exchange for Tall Oak’s equity interest in Tall Oak	7,471,008
Equity Consideration. The Company issued 7,471,008 shares of Class B common stock of the Company, par value $0.01 per share (the “Class B Common Stock”) and 7,471,008 common units representing limited partner interests of the Partnership (the “Partnership Units” and, together with the Class B Common Stock, the “Securities”). The number of shares was determined by dividing $270.0 million by $36.14, which is the 20-day volume weighted average closing price of the Company’s Class A common stock as of the close of business on the trading day immediately preceding the execution of the Business Combination Agreement on October 1, 2024. Under the acquisition method of accounting, the fair value of the equity consideration will be determined utilizing the closing price of the Company’s equity on December 2, 2024 which was $37.88 per share.
Cash Consideration. The Company paid Tall Oak $155.0 million in cash consideration, subject to certain adjustments contemplated by the Business Contribution Agreement. The cash consideration was used to fully pay off $142.0 million of the outstanding debt of Tall Oak.
Preliminary Purchase Price Allocation. Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed from Tall Oak are recorded at their fair values as of the closing date and added to those of the Company.
The following table sets forth a preliminary allocation of the total preliminary Tall Oak Acquisition consideration to the identifiable tangible and intangible assets acquired and liabilities assumed from Tall Oak, based on management’s preliminary estimate of their fair values based on the most recent information available and has been prepared to illustrate the estimated effect of the Tall Oak Acquisition. The preliminary estimate includes the fair value of contingent consideration of $21.0 million which is recorded within Other noncurrent liabilities on the unaudited pro forma condensed consolidated balance sheet.
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	Historical	Purchase Price Allocation Adjustments	Fair Values
Preliminary consideration			$425,000
Fair value of assets acquired and liabilities assumed:
Cash	$3,093	$(3,093)	$—
Accounts receivable, net	6,002	—	6,002
Other current assets	12,220	—	12,220
Property and equipment, net	273,977	134,744	408,721
Intangible assets (rights-of-way; included in property and equipment in historical column)	22,850	10,485	33,335
Other noncurrent assets	30,998	(17,400)	13,598
Accounts payable	(1,776)	—	(1,776)
Accrued expenses and other	(25,581)	—	(25,581)
Current portion of long term debt	(35,745)	35,745	—
Long term debt	(106,277)	106,277	—
Noncurrent deferred revenues	(81)	—	(81)
Other noncurrent liabilities	(438)	(21,000)	(21,438)
Fair value of net assets acquired	$179,242	$245,758	$425,000
For the preliminary estimate of fair values of assets acquired and liabilities assumed of Tall Oak, the Company used certain assumptions based on publicly available transaction data for the industry. The final purchase price allocation is dependent upon certain valuation and other studies that have yet to be completed. Accordingly, the preliminary purchase price allocation is subject to further adjustment as additional information becomes available and additional analyses and final valuations are completed. Such adjustments could have a material impact on the final purchase price allocation.
Intangible Assets. Preliminary identifiable intangible assets in the unaudited pro forma condensed combined financial information consist of the following:

Fair Values
Rights of way	$33,335
Total identified intangible assets	$33,335
The fair value estimate for all identifiable intangible assets is preliminary and based on assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). The final fair value determination for identifiable intangible assets may differ materially from this preliminary determination.
(f) Fair value of net assets acquired and liabilities assumed. Pro forma adjustments reflect the incremental fair value of net assets acquired and liabilities assumed.
(g) To adjust for $2.7 million of unrecognized transaction costs associated with the Tall Oak Acquisition, primarily for investment bank, advisory and legal fees.
(h) Elimination of Tall Oak’s historical equity and issuance of equity consideration for the Tall Oak Acquisition. The adjustment reflects the elimination of Tall Oak’s historical equity and the issuance of equity consideration by the Company. For purposes of these unaudited condensed consolidated pro forma financial statements, we utilized a price of $36.14 per share for the purpose of determining the equity consideration. Additionally, the issuance of the Securities described above will result in the creation of a $426.2 million noncontrolling interest in the net assets of the Company, which is reflective in the amount proforma unaudited financial statements. The Tall Oak Acquisition involved the use of an Up-C tax structure that established a noncontrolling interest as a result of the issuance of 7,471,008 Partnership Units. Due to the establishment of the noncontrolling interest, the deferred tax liability of the Company was reduced by $34.4 million.
(i) Financing of Tall Oak Acquisition. The adjustment reflects $155.0 million of new borrowings on our asset-based lending credit facility, the proceeds of which were used to repay $142.0 million of assumed Tall Oak Midstream Operating, LLC indebtedness ($35.7 million of current debt and $106.3 million of long-term debt), with the remainder borrowings amount ($13.0 million) provided to Tall Oak as purchase price consideration. The increase in long-term debt of $48.7 million consists of $155.0 million of
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new borrowings on the Company’s asset-based lending credit facility, offset by a $106.3 million repayment of assumed indebtedness.
Income Statement
The unaudited pro forma condensed consolidated statement of operations gives effect to the pro forma adjustments necessary to reflect (i) the Corporate Reorganization, (ii) the Refinancing Transactions, (iii) the Divestitures and (iv) the Tall Oak Acquisition as if they had occurred on January 1, 2023. The unaudited pro forma adjustments were prepared based upon available information and assumptions that management believes depict the accounting for the transaction. The unaudited pro forma condensed consolidated financial statements do not give effect to the potential impact of any anticipated synergies, operating efficiencies, or cost savings that may result from the transactions or of any integration costs.
“Historical” - represents the historical unaudited statement of operations of the Company for the nine months ended September 30, 2024 and the audited statements of operations of the Company for the year ended December 31, 2023.
(j) Adjustments are to eliminate revenues and costs from the Company’s consolidated financial results for the Divestitures.
(k) To adjust the gain recognized as a result of the Utica Sale as if the transaction had occurred on January 1, 2023.
(l) To adjust impairment associated with the Mountaineer Transaction as if the transaction had occurred on January 1, 2023.
(m) The unaudited pro forma financial results include an adjustment to deferred income tax expense to reflect the impact of the Corporate Reorganization as if the transaction had occurred on January 1, 2023.
The unaudited pro forma financial results for the year ended December 31, 2023 include a deferred tax expense of $162.6 million, primarily for the establishment of a deferred tax liability resulting from differences between the GAAP and tax values of the Partnership’s fixed assets as of the date of the Corporate Reorganization and other basis adjustments resulting from the conversion of the Partnership to a taxable entity.
The unaudited pro forma financial results for the year ended December 31, 2023 also include an adjustment to the deferred tax benefit of $2.5 million, which is the aggregate impact of the Tall Oak Acquisition including the following: (i) previously non-taxed historical income generated by Tall Oak Midstream, (ii) an allocation of the combined pretax income to the noncontrolling interest and (iii) the impact of non-deductible transaction costs.
The unaudited pro forma financial results for the nine months ended September 30, 2024 include deferred tax expense adjustments of $4.5 million related to the Tall Oak Acquisition.
(n) To adjust interest expense and loss on early extinguishment of debt for the impact of the Refinancing Transactions with the assumption that the transactions had occurred on January 1, 2023.
(o) Represents the historical unaudited consolidated income statements of Tall Oak as of September 30, 2024 and December 31, 2023.
(p) To adjust for $2.7 million unrecognized transaction costs associated with the Tall Oak Acquisition, primarily for investment bank, advisory and legal fees.
(q) Incremental pro forma interest expense. The pro forma adjustment relates to the incremental pro forma interest expense as a result of the financing used in connection to the Tall Oak Acquisition with the assumption that such financing was obtained on January 1, 2023, and was outstanding for the entire year ended December 31, 2023, and the nine-month period ended September 30, 2024. Additionally, the adjustment assumes that the Refinancing Transactions were completed as of January 1, 2023.

	Pro Forma Nine-Month Period Ended September 30, 2024 (in thousands)	Pro Forma Year Ended December 31, 2023 (in thousands)
Adjustment to interest expense
Historical Tall Oak interest expense	$(9,407)	$(8,226)
Interest expense for financing acquired for Tall Oak Acquisition	9,491	12,214
Additional pro forma interest expense	$84	$3,988
(r) Net income (loss) related to non-controlling interests. The transaction accounting pro forma adjustment to net loss related to non-controlling interests of $9.0 million for the nine months ended September 30, 2024 and a net income of $27.2 million for
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the year ended December 31, 2023, relates to the establishment of non-controlling interests in connection with the Tall Oak Acquisition.
(s) Depreciation step-up. To adjust depreciation expense for the step-up in the basis of property and equipment as a result of fair value measurement.
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